Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS DILUTED EARNINGS PER SHARE OF $0.73 FOR 2Q 2016
Excluding merger-related charges, diluted EPS was $0.75 for 2Q 2016

NASHVILLE, TN, July 19, 2016 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $0.73 for the quarter ended June 30, 2016, compared to net income per diluted common share of $0.64 for the quarter ended June 30, 2015, an increase of 14.1 percent. Net income per diluted common share was $1.42 for the six months ended June 30, 2016, compared to net income per diluted common share of $1.25 for the six months ended June 30, 2015, an increase of 13.6 percent.
Excluding pre-tax merger-related charges of $980,000 and $2.8 million for the three and six months ended June 30, 2016, net income per diluted common share was $0.75 and $1.46, respectively, compared to $0.64 and $1.26 for the three and six months ended June 30, 2015, excluding merger related charges, or an increase of 17.2 percent and 15.9 percent, respectively, over the same periods last year.
"We are very pleased to announce our 23rd consecutive quarter of increased core earnings," said M. Terry Turner, Pinnacle's president and chief executive officer. "Thus far, 2016 has been a very eventful year for our firm. In terms of our mergers and acquisitions, we successfully closed the Avenue Financial Holdings, Inc. (Avenue) transaction on July 1, five months after announcement, and increased our ownership of Bankers Healthcare Group (BHG) from 30 percent to 49 percent on March 1. Both are excellent acquisitions that enhance the growth profile of our firm in a substantial way. BHG had a great quarter and is on track to exceed our original accretion estimates of more than 2 percent in 2016. Avenue Bank has a great reputation and further increases our stature and position in Nashville, a banking market that many believe to be one of the best in the country. In addition to our successful merger and integration activities, we also continue to ramp up our recruiting efforts. So far we have attracted 29 revenue producers to our firm this year, compared to 36 hired in all of 2015, which is a substantial increase in growth capacity."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:
•	Revenues for the quarter ended June 30, 2016 were a record $107.8 million, an increase of $8.0 million from the first quarter of 2016. Revenues increased 50.0 percent over the same quarter last year.
•	Loans at June 30, 2016 were a record $7.091 billion, an increase of $263.5 million from March 31, 2016 and $2.261 billion from June 30, 2015, reflecting a current year annualized growth rate of 16.8 percent and year-over-year growth of 46.8 percent.
•	Average deposit balances for the quarter ended June 30, 2016 were a record $7.093 billion, an increase of $56.3 million from March 31, 2016 and $2.209 billion from June 30, 2015, reflecting a current year annualized growth rate of 9.0 percent and year-over-year growth of 45.2 percent.

"Net loan growth of $263.5 million during the second quarter represented a 46.8 percent increase over the same quarter last year," Turner said. "We continue to believe low to mid double-digit percentage year-over-year organic loan growth is a reasonable expectation for the remainder of 2016 and 2017. We continue to make progress in our relatively new Chattanooga and Memphis markets. Net loans in Chattanooga have increased 5.9 percent since the CapitalMark acquisition closed in July 2015, and net loans in Memphis have increased 41.4 percent since the Magna acquisition closed in September 2015. We've also increased our investment in both markets, having added nine revenue producers in Chattanooga and 17 in Memphis since the respective acquisition dates."

FOCUSING ON PROFITABILITY:
•	The firm's net interest margin was 3.72 percent for the quarter ended June 30, 2016, compared to 3.78 percent last quarter and 3.65 percent for the quarter ended June 30, 2015.
•
Return on average assets was 1.33 percent for the second quarter of 2016, compared to 1.27 percent for the first quarter of 2016 and 1.44 percent for the same quarter last year. Excluding merger-related charges, return on average assets was 1.36 percent for the second quarter of 2016, compared to 1.32 percent for the first quarter of 2016 and 1.44 percent for the same quarter last year.

•
Second quarter 2016 return on average equity amounted to 9.92 percent, compared to 9.47 percent for the first quarter of 2016 and 10.86 percent for the same quarter last year. Second quarter 2016 return on average tangible equity amounted to 15.34 percent, compared to 15.04 percent for the first quarter of 2016 and 15.39 percent for the same quarter last year. Excluding merger-related charges, return on average tangible equity amounted to 15.64 percent for the second and first quarters of 2016, compared to 15.44 percent and 15.56 percent for the same quarters last year, respectively.

"The second quarter represented another strong quarter of profitability for our firm," said Harold R. Carpenter, Pinnacle's chief financial officer. "We anticipated a slight dilution in our net interest margin this quarter as the impact of the loan marks from the CapitalMark and Magna acquisitions declines. Purchase accounting has contributed approximately 0.20 percent to our net interest margin in the first half of 2016. We anticipate the integration of Avenue's results into Pinnacle's results to have a slightly dilutive effect to several of our profitability metrics going forward. However, as we highlighted in our announcement of the merger this past January, we still anticipate that we will experience accretion of 1 to 2 percent in diluted earnings per share in 2016 as a result of the Avenue merger and 3 to 4 percent accretion in 2017, in each case excluding the effect of merger-related charges, even after incurring the negative impacts associated with crossing the $10 billion asset threshold."

OTHER SECOND QUARTER 2016 HIGHLIGHTS:
•	Revenue growth
o	Net interest income for the quarter ended June 30, 2016 increased to $75.0 million, compared to $73.9 million for the first quarter of 2016 and $51.8 million for the second quarter of 2015.
o	Noninterest income for the quarter ended June 30, 2016 increased to $32.7 million, compared to $25.9 million for the first quarter of 2016 and $20.0 million for the same quarter last year.
▪
Income from the firm's investment in BHG was $9.6 million for the quarter ended June 30, 2016, compared to $5.1 million for the quarter ended March 31, 2016 and $4.3 million for the second quarter last year. The firm's investment in BHG contributed slightly less than $0.11 in diluted earnings per share in the second quarter of 2016, compared to $0.06 in the first quarter of 2016 and $0.07 for the second quarter last year.

▪
Net gains from the sale of mortgage loans were $4.2 million for the quarter ended June 30, 2016, compared to $3.6 million for the first quarter of 2016 and $1.7 million for the quarter ended June 30, 2015. The year-over-year growth rate was 155.5 percent, which was attributable to both an increase in the number of mortgage originators as well as the positive impact of the low interest rate environment on mortgage production and the pipeline hedge. New home mortgage originations accounted for 68.7 percent of the firm's net gain on mortgage loan sale volumes in the second quarter of 2016.

▪
Wealth management revenues, which include investment, trust and insurance services, were $5.2 million for the quarter ended June 30, 2016, compared to $5.6 million for the first quarter of 2016 and $4.7 million for the quarter ended June 30, 2015, resulting in a year-over-year growth rate of 9.5 percent.

"With our significant loan growth, net interest income in the second quarter of 2016 increased over the first quarter of 2016 despite the slight dilution in our net interest margin," Carpenter said. "BHG's contribution in the second quarter was a record for us, reflecting a full quarter of our increased ownership as well as their pipelines rebuilding and their business model gaining increased momentum. Mortgage revenues were also a record for us this quarter, as we now have 43 mortgage originators in our four primary markets, compared to 20 this time last year in just Nashville and Knoxville. Lastly, we believe the integration of Avenue in our revenue base will serve to increase our quarterly revenue run rates going forward, providing us further opportunities to increase operating leverage in future periods."

•	Noninterest expense
o	Noninterest expense for the quarter ended June 30, 2016 was $55.9 million, compared to $54.1 million in the first quarter of 2016 and $36.7 million in the second quarter last year.
▪
Salaries and employee benefits were $34.3 million in the second quarter of 2016, compared to $32.5 million in the first quarter of 2016 and $23.8 million in the second quarter last year, reflecting a year-over-year increase of 44.1 percent due to the impact of both the CapitalMark and Magna mergers, as well as continued increases in recruiting in our primary markets. Additionally, costs associated with the firm's annual cash incentive plan amounted to $5.3 million in the second quarter of 2016, compared to $3.6 million in the second quarter of 2015 and $3.2 million in the first quarter of 2016.

▪
Pre-tax merger-related charges were approximately $980,000 during the quarter ended June 30, 2016 compared to $59,000 in the second quarter of 2015. The firm will continue to incur merger-related charges as it completes the Avenue integration later this year.

▪
The efficiency ratio for the second quarter of 2016 decreased to 51.9 percent from 54.2 percent in the first quarter of 2016, and the ratio of noninterest expenses to average assets decreased to 2.42 percent from 2.46 percent in the first quarter of 2016. Excluding merger-related charges and ORE expense, the efficiency ratio decreased from 52.2 percent to 50.8 percent between the first and second quarters of 2016, while the ratio of noninterest expenses to average assets remained at 2.37 percent for both periods.

▪	The firm's headcount decreased to 1,061 FTE's at June 30, 2016, down from 1,075 FTE's at March 31, 2016, but was up from 800.5 FTE's at June 30, 2015.

  "Our expense run rates will obviously increase with the integration of the Avenue acquisition," Carpenter said. "Because the technology conversion for Avenue is currently scheduled for late in the third quarter, we should begin to realize additional cost savings from the Avenue merger in the fourth quarter of 2016. Currently, we do not believe that our core expense run rates will increase meaningfully this year, other than from the Avenue acquisition and the impact of our hiring initiatives."

•	Asset quality
o	Nonperforming assets decreased to 0.55 percent of total loans and ORE at June 30, 2016, compared to 0.70 percent at March 31, 2016 and increased slightly from 0.53 percent at June 30, 2015. Nonperforming assets decreased to $39.0 million at June 30, 2016, compared to $47.9 million at March 31, 2016 and increased from $25.8 million at June 30, 2015.
o	The allowance for loan losses represented 0.87 percent of total loans at June 30, 2016, compared to 0.91 percent at March 31, 2016 and 1.36 percent at June 30, 2015.
▪	The ratio of the allowance for loan losses to nonperforming loans was 181.8 percent at June 30, 2016, compared to 146.4 percent at March 31, 2016 and 373.6 percent at June 30, 2015.
▪
Net charge-offs were $6.1 million for the quarter ended June 30, 2016, compared to $7.1 million for the first quarter of 2016 and $1.9 million for the quarter ended June 30, 2015. Annualized net charge-offs as a percentage of average loans for the quarter ended June 30, 2016 were 0.35 percent, compared to 0.16 percent for the quarter ended June 30, 2015 and 0.42 percent for the first quarter of 2016.

▪	Provision for loan losses increased to $5.3 million in the second quarter of 2016 from $3.9 million in the first quarter of 2016 and $1.2 million in the second quarter of 2015.

  "Last quarter we reported increased net charge-offs driven largely by our consumer auto portfolio," Carpenter said. "The non-prime consumer auto portfolio continues to underperform with $4.1 million of net charge-offs in the second quarter of 2016. We anticipate improvement in the future performance of this portfolio going forward, since we have reduced portfolio balances in our non-prime portfolio from $56.9 million at March 31, 2016 to $43.5 million at June 30, 2016 and believe the underlying quality of the remaining portfolio appears to be stabilizing."

AVENUE FINANCIAL HOLDINGS 2Q16 HIGHLIGHTS

The merger of Pinnacle Financial Partners, Inc. and Avenue Financial Holdings, Inc. became effective on July 1, 2016. A summary of Avenue's results for the second quarter of 2016 follows:

•
Avenue's loans at June 30, 2016 were a record $982.1 million, an increase of $20.1 million from March 31, 2016 and $182.3 million from June 30, 2015, reflecting year-over-year growth of 22.8 percent. Avenue's ratio of allowance for loan losses to total loans was 1.15 percent at June 30, 2016, compared to 1.14 percent at March 31, 2016 and 1.20 percent at June 30, 2015.

•
Average deposit balances were $953.5 million in the second quarter of 2016, compared to $963.2 million during the quarter ended March 31, 2016 and $821.6 million for the quarter ended June 30, 2015, reflecting year-over-year growth of 16.1 percent. Average demand deposit balances were $299.0 million in the second quarter of 2016 and represented approximately 31.4 percent of total average deposit balances for the quarter. Second quarter 2016 average noninterest-bearing deposits increased 12.6 percent over the same quarter last year.

A summary of Avenue's results for the second quarter of 2016 compared to the first quarter of 2016 and the second quarter of 2015 follows:

(unaudited, dollars in thousands)	Three months ended,
	June 30, 2016	March 31, 2016	June 30, 2015
Net interest income	$9,041	$9,011	$8,015
Provision for loan losses	234	774	855
Noninterest income (excl. gains)	1,122	1,681	1,660
Gains on sales of securities	40	228	215
Noninterest expense (excl. merger)	6,788	7,206	6,758
Merger-related charges	545	801	-
Net income before tax	2,636	2,139	2,277
Income tax expense	788	726	696
Net income	$1,848	$1,413	$1,581

•
Avenue's return on average assets was 0.62 percent for the second quarter of 2016, compared to 0.47 percent for the first quarter of 2016 and 0.56 percent for the same quarter last year. Avenue's net interest margin was 3.26 percent for the quarter ended June 30, 2016, compared to 3.28 percent last quarter and 3.23 percent for the quarter ended June 30, 2015. Avenue's efficiency ratio for the second quarter of 2016, was 72.2 percent, compared to 74.9 percent for the first quarter of 2016 and 73.4 percent in the second quarter of 2015.

•
Nonperforming assets were 0.04 percent of total loans and ORE at June 30, 2016, compared to 0.07 percent at March 31, 2016 and 0.45 percent at June 30, 2015.  Avenue recorded no charge-offs during the three months ended June 30, 2016, compared to net recoveries of 0.02 percent for the first quarter of 2016. Net charge-offs amounted to 0.12 percent during the second quarter of 2015.

BOARD OF DIRECTORS DECLARES DIVIDEND

On July 19, 2016, Pinnacle's Board of Directors increased the quarterly cash dividend to $0.14 per common share to be paid on Aug. 26, 2016 to common shareholders of record as of the close of business on Aug. 5, 2016. The amount and timing of any future dividend payments to common shareholders will be subject to the discretion of Pinnacle's Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on July 20, 2016 to discuss second quarter 2016 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The American Banker recognized Pinnacle as the third best bank to work for in the country in 2015.
The firm began operations in a single downtown Nashville location in October 2000 and has since grown to approximately $9.7 billion in assets at June 30, 2016. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in the state's four largest markets, Nashville, Memphis, Knoxville and Chattanooga, as well as several surrounding counties.
Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.
###
FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those identified by the words "may," "will," "should," "could," "anticipate," "believe," "continue," "estimate," "expect," "forecast," "intend," "plan," "potential," or "project" and similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to:

•	deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses;
•	continuation of the historically low short-term interest rate environment;
•
the inability of Pinnacle Financial, or entities in which it has significant investments, like Bankers Healthcare Group ("BHG"), to maintain the historical growth rate of its, or such entities', loan portfolio;

•	changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments;
•	effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets;
•	Increased competition with other financial institutions;
•
greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA, the Knoxville MSA, the Chattanooga, TN-GA MSA and the Memphis, TN-MS-AR MSA,  particularly in commercial and residential real estate markets;

•	rapid fluctuations or unanticipated changes in interest rates on loans or deposits;
•	the results of regulatory examinations;
•	the ability to retain large, uninsured deposits;
•	a merger or acquisition;
•	risks of expansion into new geographic or product markets;
•	any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets;
•
reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors or otherwise to attract customers from other financial institutions;

•	further deterioration in the valuation of other real estate owned and increased expenses associated therewith;
•	Inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels;
•	risks associated with litigation, including the applicability of insurance coverage;
•	the risk that the cost savings and any revenue synergies from our recent mergers may not be realized or take longer than anticipated to be realized;
•	disruption from the Avenue merger with customers, suppliers or employee relationships;
•	the risk of successful integration of the businesses we have recently acquired with ours;
•	the amount of the costs, fees, expenses and charges related to the Avenue merger;
•	the risk of adverse reaction of Pinnacle Bank's and Avenue's customers to the Avenue merger;
•	the risk that the integration of the operations of the companies we have recently acquired with Pinnacle Bank's will be materially delayed or will be more costly or difficult than expected;
•	approval of the declaration of any dividend by Pinnacle Financial's board of directors;
•
the vulnerability of Pinnacle Bank's network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches;

•
the possibility of increased compliance costs as a result of increased regulatory oversight, including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients;

•
the risks associated with Pinnacle Financial and Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company if not prohibited from doing so by the terms of our agreement with them;

•	the possibility that the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets will exceed current estimates; and
•	changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments.

Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Matters

This release contains certain non-GAAP financial measures, including, without limitation, net income, earnings per diluted share, efficiency ratio, noninterest expense and the ratio of noninterest expense to average assets and noninterest expense to the sum of net interest income and noninterest income, in each case excluding the impact of expenses related to other real estate owned, gains or losses on sale of investments, FHLB prepayments and other matters for the accounting periods presented. This release also includes non-GAAP financial measures which exclude expenses associated with Pinnacle Bank's mergers with CapitalMark Bank & Trust, Magna Bank and Avenue as well as Pinnacle Financial's and its bank subsidiary's investments in BHG.  This release may also contain certain other non-GAAP capital ratios and performance measures. These non-GAAP financial measures exclude the impact of goodwill and core deposit intangibles associated with Pinnacle Financial's acquisition of Magna Bank which Pinnacle Bank acquired on September 1, 2015, CapitalMark Bank & Trust which Pinnacle Bank acquired on July 31, 2015, Mid-America Bancshares, Inc. which Pinnacle Financial acquired on November 30, 2007, Cavalry Bancorp, Inc., which Pinnacle Financial acquired on March 15, 2006 and other acquisitions which collectively are less material to the non-GAAP measure. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. Pinnacle Financial believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial believes that the presentation of this information allows investors to more easily compare Pinnacle Financial's results to the results of other companies. Pinnacle Financial's management utilizes this non-GAAP financial information to compare Pinnacle Financial's operating performance for 2016 versus the comparable periods in 2015 and to internally prepared projections.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	June 30, 2016	December 31, 2015	June 30, 2015
ASSETS
Cash and noninterest-bearing due from banks	$77,817,212	$75,078,807	$66,487,191
Interest-bearing due from banks	390,839,578	219,202,464	201,761,829
Federal funds sold and other	3,124,302	26,670,062	4,698,433
Cash and cash equivalents	471,781,092	320,951,333	272,947,453

Securities available-for-sale, at fair value	1,109,221,784	935,064,745	806,221,152
Securities held-to-maturity (fair value of $29,092,450, $31,585,303 and $33,830,072,
June 30, 2016, December 31, 2015 and June 30, 2015, respectively)	28,511,599	31,376,840	33,914,863
Residential mortgage loans held-for-sale	53,118,706	47,930,253	31,542,696
Commercial loans held-for-sale	9,322,783	-	-

Loans	7,091,401,512	6,543,235,381	4,830,353,621
Less allowance for loan losses	(61,411,537)	(65,432,354)	(65,572,050)
Loans, net	7,029,989,975	6,477,803,027	4,764,781,571

Premises and equipment, net	78,800,120	77,923,607	73,633,237
Equity method investment	195,891,508	88,880,014	82,892,986
Accrued interest receivables	23,432,495	21,574,096	17,125,955
Goodwill	427,573,930	432,232,255	243,290,816
Core deposit and other intangible assets	8,820,668	10,540,497	2,438,245
Other real estate owned	5,005,642	5,083,218	6,792,503
Other assets	294,197,558	265,183,799	180,962,299
Total assets	$9,735,667,860	$8,714,543,684	$6,516,543,776

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$2,013,847,185	$1,889,865,113	$1,473,086,196
Interest-bearing	1,316,653,111	1,389,548,175	1,071,433,689
Savings and money market accounts	3,237,003,521	3,001,950,725	2,031,801,876
Time	725,322,534	690,049,795	417,289,165
Total deposits	7,292,826,351	6,971,413,808	4,993,610,926
Securities sold under agreements to repurchase	73,316,880	79,084,298	61,548,547
Federal Home Loan Bank advances	783,240,425	300,305,226	445,345,050
Subordinated debt and other borrowings	229,713,860	141,605,504	133,908,292
Accrued interest payable	4,067,352	2,593,209	637,036
Other liabilities	90,349,182	63,930,339	40,103,864
Total liabilities	8,473,514,050	7,558,932,384	5,675,153,715

Stockholders' equity:
Preferred stock, no par value; 10,000,000 shares authorized;
no shares issued and outstanding	-	-	-
Common stock, par value $1.00; 90,000,000 shares authorized;
42,184,120 shares, 40,906,064 shares, and 35,977,987 shares
issued and outstanding at June 30, 2016, December 31, 2015
and June 30, 2015, respectively	42,184,120	40,906,064	35,977,987
Additional paid-in capital	889,468,015	839,617,050	567,945,383
Retained earnings	325,608,051	278,573,408	237,243,866
Accumulated other comprehensive (loss) income, net of taxes	4,893,624	(3,485,222)	222,825
Stockholders' equity	1,262,153,810	1,155,611,300	841,390,061
Total liabilities and stockholders' equity	$9,735,667,860	$8,714,543,684	$6,516,543,776

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Interest income:
Loans, including fees	$77,043,106	$50,325,643	$151,447,310	$99,792,349
Securities
Taxable	4,571,876	3,460,243	9,038,710	6,904,842
Tax-exempt	1,443,017	1,400,479	2,936,774	2,883,786
Federal funds sold and other	703,706	316,286	1,313,293	600,264
Total interest income	83,761,705	55,502,651	164,736,087	110,181,241

Interest expense:
Deposits	5,073,567	2,592,476	9,989,130	5,023,218
Securities sold under agreements to repurchase	39,532	29,371	87,582	60,288
Federal Home Loan Bank advances and other borrowings	3,605,320	1,050,119	5,713,412	1,998,671
Total interest expense	8,718,419	3,671,966	15,790,124	7,082,177
Net interest income	75,043,286	51,830,685	148,945,963	103,099,064
Provision for loan losses	5,280,101	1,186,116	9,173,671	1,501,207
Net interest income after provision for loan losses	69,763,185	50,644,569	139,772,292	101,597,857

Noninterest income:
Service charges on deposit accounts	3,430,391	3,075,655	6,873,075	5,988,204
Investment services	2,499,719	2,399,054	4,845,319	4,658,494
Insurance sales commissions	1,192,827	1,105,783	2,898,686	2,618,401
Gains on mortgage loans sold, net	4,221,301	1,652,111	7,788,852	3,593,365
Investment gains on sales, net	-	556,014	-	562,017
Trust fees	1,491,955	1,230,415	3,072,567	2,542,400
Income from equity method investment	9,644,310	4,266,154	14,791,834	7,467,456
Other noninterest income	10,232,433	5,733,592	18,298,313	11,081,743
Total noninterest income	32,712,936	20,018,778	58,568,646	38,512,080

Noninterest expense:
Salaries and employee benefits	34,254,147	23,774,558	66,771,003	47,305,418
Equipment and occupancy	8,312,272	5,877,971	16,442,736	11,924,194
Other real estate, net	222,473	(114,567)	334,745	280,721
Marketing and other business development	1,537,843	1,186,165	2,801,204	2,145,915
Postage and supplies	1,049,842	731,219	2,006,929	1,380,470
Amortization of intangibles	846,615	227,413	1,719,830	454,827
Merger related expenses	980,182	59,053	2,809,654	59,053
Other noninterest expense	8,727,393	5,005,513	17,108,362	10,027,749
Total noninterest expense	55,930,767	36,747,325	109,994,463	73,578,347
Income before income taxes	46,545,354	33,916,022	88,346,475	66,531,590
Income tax expense	15,758,582	11,252,191	29,594,439	22,025,048
Net income	$30,786,772	$22,663,831	$58,752,036	$44,506,542

Per share information:
Basic net income per common share	$0.75	$0.65	$1.44	$1.27
Diluted net income per common share	$0.73	$0.64	$1.42	$1.25

Weighted average shares outstanding:
Basic	41,274,450	35,128,856	40,678,669	35,085,271
Diluted	41,974,483	35,554,683	41,411,248	35,477,098

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	June	March	December	September	June	March
	2016	2016	2015	2015	2015	2015

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$2,467,219	2,340,720	2,275,483	2,192,151	1,671,729	1,560,683
Consumer real estate - mortgage loans	1,068,620	1,042,369	1,046,517	1,044,276	740,641	723,907
Construction and land development loans	816,681	764,079	747,697	674,926	372,004	324,462
Commercial and industrial loans	2,492,016	2,434,656	2,228,542	2,178,535	1,819,600	1,810,818
Consumer and other	246,866	246,106	244,996	246,101	226,380	225,402
Total loans	7,091,402	6,827,930	6,543,235	6,335,989	4,830,354	4,645,272
Allowance for loan losses	(61,412)	(62,239)	(65,432)	(63,758)	(65,572)	(66,242)
Securities	1,137,733	1,048,419	966,442	1,003,994	840,136	808,294
Total assets	9,735,668	9,261,387	8,714,543	8,544,799	6,516,544	6,314,346
Noninterest-bearing deposits	2,013,847	2,026,550	1,889,865	1,876,910	1,473,086	1,424,971
Total deposits	7,292,826	7,080,212	6,971,414	6,600,679	4,993,611	4,789,309
Securities sold under agreements to repurchase	73,317	62,801	79,084	68,077	61,549	68,053
FHLB advances	783,240	616,290	300,305	545,330	445,345	455,444
Subordinated debt and other borrowings	229,714	209,751	141,606	142,476	133,908	135,533
Total stockholders' equity	1,262,154	1,228,780	1,155,611	1,134,226	841,390	824,151

Balance sheet data, quarterly averages:
Total loans	$6,997,592	6,742,054	6,457,870	5,690,246	4,736,818	4,624,952
Securities	1,064,060	993,675	1,002,291	925,506	836,425	788,550
Total earning assets	8,362,657	8,018,596	7,759,053	6,844,784	5,764,514	5,581,508
Total assets	9,305,941	8,851,978	8,565,341	7,514,633	6,319,712	6,102,523
Noninterest-bearing deposits	2,003,523	1,960,083	1,948,703	1,689,599	1,437,276	1,342,603
Total deposits	7,093,349	7,037,014	6,786,931	5,898,369	4,884,506	4,791,944
Securities sold under agreements to repurchase	65,121	69,129	72,854	71,329	61,355	66,505
FHLB advances	653,750	383,131	376,512	393,825	388,963	290,016
Subordinated debt and other borrowings	225,240	162,575	142,660	147,619	135,884	121,033
Total stockholders' equity	1,247,762	1,188,153	1,153,681	986,325	836,791	815,706

Statement of operations data, for the three months ended:
Interest income	$83,762	80,974	77,797	67,192	55,503	54,679
Interest expense	8,718	7,072	6,322	5,133	3,672	3,410
Net interest income	75,044	73,902	71,475	62,059	51,831	51,269
Provision for loan losses	5,280	3,894	5,459	2,228	1,186	315
Net interest income after provision for loan losses	69,764	70,008	66,016	59,831	50,645	50,954
Noninterest income	32,713	25,856	26,608	21,410	20,019	18,493
Noninterest expense	55,931	54,064	52,191	45,107	36,747	36,830
Income before taxes	46,546	41,800	40,433	36,134	33,917	32,617
Income tax expense	15,759	13,836	13,578	11,985	11,252	10,774
Net income	$30,787	27,965	26,855	24,149	22,665	21,843

Profitability and other ratios:
Return on avg. assets (1)	1.33%	1.27%	1.24%	1.27%	1.44%	1.45%
Return on avg. equity (1)	9.92%	9.47%	9.24%	9.71%	10.86%	10.86%
Return on avg. tangible common equity (1)	15.34%	15.04%	14.97%	14.49%	15.39%	15.56%
Dividend payout ratio (18)	21.62%	21.62%	18.97%	19.92%	20.78%	22.22%
Net interest margin (1) (2)	3.72%	3.78%	3.73%	3.66%	3.65%	3.78%
Noninterest income to total revenue (3)	30.36%	25.92%	27.13%	25.65%	27.86%	26.51%
Noninterest income to avg. assets (1)	1.41%	1.17%	1.23%	1.13%	1.27%	1.23%
Noninterest exp. to avg. assets (1)	2.42%	2.46%	2.42%	2.38%	2.33%	2.45%
Noninterest expense (excluding ORE, FHLB
prepayment charges, and merger related expense)
to avg. assets (1)	2.37%	2.37%	2.30%	2.30%	2.31%	2.42%
Efficiency ratio (4)	51.90%	54.20%	53.21%	54.04%	51.14%	52.79%
Avg. loans to average deposits	98.65%	95.81%	95.15%	96.47%	96.98%	96.52%
Securities to total assets	11.69%	11.32%	11.10%	11.75%	12.89%	12.80%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	June 30, 2016			June 30, 2015
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$6,997,592	$77,043	4.53%	$4,736,818	$50,326	4.27%
Securities
Taxable	880,976	4,572	2.09%	681,829	3,460	2.04%
Tax-exempt (2)	183,084	1,443	4.25%	154,596	1,400	4.86%
Federal funds sold and other	301,005	704	0.94%	191,271	316	0.66%
Total interest-earning assets	8,362,657	$83,762	4.06%	5,764,514	$55,502	3.91%
Nonearning assets
Intangible assets	440,504			245,964
Other nonearning assets	502,780			309,234
Total assets	$9,305,941			$6,319,712

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$1,352,898	$904	0.27%	$1,074,853	$532	0.20%
Savings and money market	3,085,734	3,019	0.39%	1,951,863	1,488	0.31%
Time	651,194	1,151	0.71%	420,514	572	0.55%
Total interest-bearing deposits	5,089,826	5,074	0.40%	3,447,230	2,592	0.30%
Securities sold under agreements to repurchase	65,121	40	0.24%	61,355	29	0.19%
Federal Home Loan Bank advances	653,750	1,256	0.77%	388,963	224	0.23%
Subordinated debt and other borrowings	225,240	2,348	4.19%	135,884	826	2.44%
Total interest-bearing liabilities	6,033,937	8,718	0.58%	4,033,432	3,671	0.37%
Noninterest-bearing deposits	2,003,523	-	-	1,437,276	-	-
Total deposits and interest-bearing liabilities	8,037,460	$8,718	0.44%	5,470,708	$3,671	0.27%
Other liabilities	20,719			12,213
Stockholders' equity	1,247,762			836,791
Total liabilities and stockholders' equity	$9,305,941			$6,319,712
Net interest income		$75,044			$51,831
Net interest spread (3)			3.48%			3.54%
Net interest margin (4)			3.72%			3.65%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended June 30, 2016 would have been 3.62% compared to a net interest spread of 3.64% for the quarter ended June 30, 2015.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Six months ended			Six months ended
	June 30, 2016			June 30, 2015
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$6,869,823	$151,447	4.51%	$4,681,194	$99,792	4.31%
Securities
Taxable	845,945	9,039	2.15%	654,011	6,905	2.13%
Tax-exempt (2)	182,923	2,937	4.33%	158,609	2,884	4.90%
Federal funds sold and other	291,782	1,313	0.91%	179,703	601	0.67%
Total interest-earning assets	8,190,473	$164,736	4.08%	5,673,517	$110,182	3.96%
Nonearning assets
Intangible assets	440,485			246,138
Other nonearning assets	447,996			292,065
Total assets	$9,078,954			$6,211,720

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$1,378,931	$1,835	0.27%	$1,052,405	$1,005	0.19%
Savings and money market	3,041,660	5,972	0.39%	1,973,818	2,898	0.30%
Time	662,788	2,182	0.66%	422,057	1,121	0.54%
Total interest-bearing deposits	5,083,379	9,989	0.40%	3,448,280	5,024	0.29%
Securities sold under agreements to repurchase	67,125	88	0.26%	63,916	60	0.19%
Federal Home Loan Bank advances	518,440	1,792	0.70%	339,763	444	0.26%
Subordinated debt and other borrowings	193,904	3,921	4.07%	128,499	1,555	2.44%
Total interest-bearing liabilities	5,862,848	15,790	0.54%	3,980,458	7,083	0.36%
Noninterest-bearing deposits	1,981,803	-	-	1,390,201	-	-
Total deposits and interest-bearing liabilities	7,844,651	$15,790	0.40%	5,370,659	$7,083	0.27%
Other liabilities	16,346			14,754
Stockholders' equity	1,217,957			826,307
Total liabilities and stockholders' equity	$9,078,954			$6,211,720
Net interest income		$148,946			$103,099
Net interest spread (3)			3.53%			3.60%
Net interest margin (4)			3.75%			3.71%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the six months ended June 30, 2016 would have been 3.67% compared to a net interest spread of 3.70% for the six months ended June 30, 2015.

(4) Net interest margin is the result of net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	June	March	December	September	June	March
	2016	2016	2015	2015	2015	2015

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$33,785	42,524	29,359	30,049	17,550	16,915
Other real estate (ORE) and other non-performing assets (NPAs)	5,183	5,338	6,990	5,794	8,239	9,927
Total nonperforming assets	$38,968	47,862	36,349	35,843	25,789	26,842
Past due loans over 90 days and still
accruing interest	$1,623	4,556	1,768	3,798	483	1,609
Troubled debt restructurings (5)	$9,861	9,950	8,088	8,373	8,703	8,726
Net loan charge-offs	$6,108	7,087	3,785	4,041	1,856	1,432
Allowance for loan losses to nonaccrual loans	181.8%	146.4%	222.9%	212.2%	373.6%	391.6%
As a percentage of total loans:
Past due accruing loans over 30 days	0.33%	0.32%	0.31%	0.31%	0.38%	0.34%
Potential problem loans (6)	1.38%	1.65%	1.61%	1.44%	1.86%	1.97%
Allowance for loan losses	0.87%	0.91%	1.00%	1.01%	1.36%	1.43%
Nonperforming assets to total loans, ORE and other NPAs	0.55%	0.70%	0.55%	0.57%	0.53%	0.58%
Nonperforming assets to total assets	0.40%	0.52%	0.42%	0.41%	0.37%	0.40%
Classified asset ratio (Pinnacle Bank) (8)	19.3%	24.2%	18.7%	17.1%	19.0%	20.3%
Annualized net loan charge-offs to avg. loans (7)	0.35%	0.42%	0.23%	0.28%	0.16%	0.13%
Wtd. avg. commercial loan internal risk ratings (6)	4.5	4.5	4.5	4.5	4.5	4.5

Interest rates and yields:
Loans	4.53%	4.49%	4.46%	4.33%	4.27%	4.35%
Securities	2.46%	2.62%	2.45%	2.51%	2.56%	2.79%
Total earning assets	4.06%	4.09%	4.01%	3.93%	3.91%	4.02%
Total deposits, including non-interest bearing	0.29%	0.28%	0.27%	0.24%	0.21%	0.21%
Securities sold under agreements to repurchase	0.24%	0.28%	0.21%	0.22%	0.19%	0.19%
FHLB advances	0.77%	0.56%	0.42%	0.33%	0.23%	0.31%
Subordinated debt and other borrowings	4.19%	3.89%	3.57%	3.16%	2.44%	2.44%
Total deposits and interest-bearing liabilities	0.44%	0.37%	0.34%	0.31%	0.27%	0.26%

Pinnacle Financial Partners capital ratios (8):
Stockholders' equity to total assets	13.0%	13.3%	13.3%	13.3%	12.9%	13.1%
Common equity Tier one capital	7.9%	7.8%	8.6%	8.7%	9.4%	9.4%
Tier one risk-based	8.8%	8.7%	9.6%	9.8%	10.8%	10.8%
Total risk-based	11.0%	11.0%	11.3%	11.4%	12.0%	12.0%
Leverage	8.7%	8.8%	9.4%	10.0%	10.5%	10.4%
Tangible common equity to tangible assets	8.9%	8.9%	8.6%	8.6%	9.5%	9.5%
Pinnacle Bank ratios:
Common equity Tier one	8.4%	8.3%	9.0%	9.1%	10.1%	10.0%
Tier one risk-based	8.4%	8.3%	9.0%	9.1%	10.1%	10.1%
Total risk-based	10.6%	10.6%	10.6%	10.8%	11.2%	11.3%
Leverage	8.3%	8.4%	8.8%	9.4%	9.8%	9.7%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	June	March	December	September	June	March
	2016	2016	2015	2015	2015	2015

Per share data:
Earnings – basic	$0.75	0.70	0.67	0.64	0.65	0.62
Earnings – diluted	$0.73	0.68	0.65	0.62	0.64	0.62
Common dividends per share	$0.14	0.14	0.12	0.12	0.12	0.12
Book value per common share at quarter end (9)	$29.92	29.26	28.25	27.80	23.39	22.98

Investor information:
Closing sales price	$48.85	49.06	51.36	49.41	54.37	44.46
High closing sales price during quarter	$51.73	51.32	56.80	55.18	54.88	45.19
Low closing sales price during quarter	$45.15	44.56	47.90	45.03	44.25	35.52

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$198,239	163,949	164,992	145,751	112,609	95,782
Gross fees (10)	$7,604	5,425	4,155	4,751	4,067	3,108
Gross fees as a percentage of loans originated	3.84%	3.31%	2.52%	3.26%	3.61%	3.24%
Net gain on mortgage loans sold	$4,221	3,568	2,181	1,895	1,652	1,941
Investment gains on sales, net (17)	$-	-	(10)	-	556	6
Brokerage account assets, at quarter-end (11)	$1,964,769	1,812,221	1,778,566	1,731,828	1,783,062	1,739,669
Trust account managed assets, at quarter-end	$953,592	1,130,271	862,699	839,518	924,605	889,392
Core deposits (12)	$6,591,063	6,432,388	6,332,810	4,832,719	4,608,648	4,412,635
Core deposits to total funding (12)	78.7%	80.7%	84.5%	82.8%	81.8%	81.0%
Risk-weighted assets	$8,609,968	8,287,853	7,849,814	7,425,629	5,829,846	5,591,382
Total assets per full-time equivalent employee	$9,176	8,616	8,228	7,960	8,141	8,153
Annualized revenues per full-time equivalent employee	$408.5	373.2	367.6	308.5	360.0	365.3
Annualized expenses per full-time equivalent employee	$212.0	202.3	195.6	166.7	184.1	192.9
Number of employees (full-time equivalent)	1,061.0	1,075.0	1,058.5	1,073.5	800.5	774.5
Associate retention rate (13)	95.2%	94.0%	92.9%	96.1%	94.7%	94.0%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment - May 2016	932.7	934.9	926.6	919.5	906.6	890.9
Knoxville MSA nonfarm employment - May 2016	394.6	393.6	391.4	388.5	387.8	382.7
Chattanooga MSA nonfarm employment - May 2016	249.9	249.4	249.1	248.1	245.4	242.5
Memphis MSA nonfarm employment - May 2016	632.4	632.1	629.3	630.6	621.8	618.7

Nashville MSA unemployment - May 2016	3.1%	3.3%	4.6%	4.7%	4.6%	4.6%
Knoxville MSA unemployment -May 2016	3.6%	3.8%	5.3%	5.4%	5.4%	5.3%
Chattanooga MSA unemployment - May 2016	4.0%	4.6%	5.5%	5.7%	5.6%	5.7%
Memphis MSA unemployment - May 2016	4.7%	4.7%	6.4%	6.4%	6.5%	6.5%

Nashville residential median home price - June 2016	$260.2	245.0	242.9	236.9	240.0	222.4
Nashville inventory of residential homes for sale- June 2016 (16)	8.5	7.9	7.1	8.7	9.2	8.2

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	June	March	December	September	June	March
(dollars in thousands, except per share data)	2016	2016	2015	2015	2015	2015

Net interest income	$75,044	73,902	71,475	62,059	51,831	51,269

Noninterest income	32,713	25,856	26,608	21,410	20,019	18,493
Less: Investment (gains) and losses on sales, net	-	-	10	-	(556)	(6)
Noninterest income excluding investment
(gains) and losses on sales, net	32,713	25,856	26,618	21,410	19,463	18,487
Total revenues excluding the impact of investment
(gains) and losses on sales, net	107,757	99,758	98,093	83,469	71,294	69,756

Noninterest expense	55,931	54,064	52,191	45,107	36,747	36,830
Less: Other real estate expense	222	112	99	(686)	(115)	395
FHLB prepayment charges	-	-	-	-	479	-
Merger-related charges	980	1,829	2,489	2,249	59	-
Noninterest expense excluding the impact of
other real estate expense, FHLB prepayment
charges and merger-related charges	54,729	52,122	49,603	43,544	36,324	36,435

Adjusted pre-tax pre-provision income (15)	$53,028	47,636	48,490	39,925	34,970	33,322

Efficiency Ratio (4)	51.9%	54.2%	53.2%	54.0%	51.1%	52.8%
Adjustment due to investment gains, ORE expense,
FHLB prepayment charges and merger-related charges	-1.1%	-1.9%	-2.6%	-1.9%	-0.2%	-0.6%
Efficiency Ratio (excluding investment gains, ORE
expense, FHLB prepayment charges
and merger-related charges)	50.8%	52.2%	50.6%	52.2%	50.9%	52.2%

Total average assets	$9,305,941	8,851,978	8,565,341	7,514,633	6,319,712	6,102,523

Noninterest expense (excluding ORE expense, FHLB
prepayment charges and merger-related charges)
to avg. assets (1)	2.37%	2.37%	2.30%	2.30%	2.31%	2.42%

Equity Method Investment (19)
Fee income from BHG, net of amortization	$9,644	5,148	7,839	5,285	4,266	3,201
Funding cost to support investment	1,732	980	660	590	421	277
Pre-tax impact of BHG	7,912	4,168	7,179	4,695	3,845	2,924
Income tax expense at statutory rates	3,104	1,635	2,816	1,842	1,508	1,147
Earnings attributable to BHG	$4,808	2,533	4,363	2,853	2,337	1,777

Basic earnings per share attributable to BHG	0.12	0.06	0.11	0.07	0.07	0.05
Diluted earnings per share attributable to BHG	0.11	0.06	0.11	0.07	0.07	0.05

Net income	$30,787	27,965	26,854	24,149	22,665	21,843
Merger related charges	980	1,829	2,489	2,249	59	-
Tax effect on merger-related charges (20)	(385)	(718)	(977)	(882)	(23)	-
Net income less merger-related charges	$31,382	29,076	28,366	25,516	22,701	21,843

Basic earnings per share	$0.75	0.70	0.67	0.64	0.65	0.62
Adjustment to basic earnings per share due to merger-related charges	0.01	0.03	0.04	0.03	-	-
Basic earnings per share excluding merger-related charges	$0.76	0.73	0.71	0.67	0.65	0.62

Diluted earnings per share	$0.73	0.68	0.65	0.62	0.64	0.62
Adjustment to diluted earnings per share due to merger-related charges	0.02	0.03	0.04	0.04	-	-
Diluted earnings per share excluding merger-related charges	$0.75	0.71	0.69	0.66	0.64	0.62

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	June	March	December	September	June	March
(dollars in thousands, except per share data)	2016	2016	2015	2015	2015	2015

Net income	$30,787	27,965	26,854	24,149	22,665	21,843
Merger-related charges	980	1,829	2,489	2,249	59	-
Tax effect on merger-related charges	(385)	(718)	(977)	(882)	(23)	-
Net income less merger-related charges	$31,382	29,076	28,366	25,516	22,701	21,843

Return on average assets	1.33%	1.27%	1.24%	1.27%	1.44%	1.45%
Adjustment due to merger-related charges	0.03%	0.05%	0.07%	0.07%	0.00%	0.00%
Return on average assets (excluding merger-related charges)	1.36%	1.32%	1.31%	1.35%	1.44%	1.45%

Tangible assets:
Total assets	$9,735,668	9,262,345	8,714,543	8,549,064	6,516,544	6,314,346
Less: Goodwill	(427,574)	(431,841)	(432,232)	(429,416)	(243,291)	(243,443)
Core deposit and other intangible assets	(8,821)	(9,667)	(10,540)	(11,641)	(2,438)	(2,666)
Net tangible assets	$9,299,273	8,820,837	8,271,771	8,108,007	6,270,815	6,068,238

Tangible equity:
Total stockholders' equity	$1,262,154	1,228,780	1,155,611	1,134,226	841,390	824,151
Less: Goodwill	(427,574)	(431,841)	(432,232)	(429,416)	(243,291)	(243,443)
Core deposit and other intangible assets	(8,821)	(9,667)	(10,540)	(11,641)	(2,438)	(2,666)
Net tangible common equity	$825,759	787,272	714,384	697,434	595,661	578,042

Ratio of tangible common equity to tangible assets	8.88%	8.93%	8.64%	8.60%	9.50%	9.53%

Average tangible equity:
Average stockholders' equity	$1,247,762	1,188,153	1,153,681	986,325	836,791	815,706
Less: Average goodwill	(431,155)	(430,228)	(430,574)	(317,461)	(243,383)	(243,505)
Core deposit and other intangible assets	(9,367)	(10,237)	(11,261)	(7,634)	(2,581)	(2,809)
Net average tangible common equity	$807,240	747,688	711,847	661,230	590,827	569,392

Return on average common equity	9.92%	9.47%	9.24%	9.71%	10.86%	10.86%
Adjustment due to goodwill, core deposit and other intangible assets	5.42%	5.58%	5.73%	4.78%	4.52%	4.70%
Return on average tangible common equity (1)	15.34%	15.04%	14.97%	14.49%	15.39%	15.56%
Adjustment due to merger-related charges	0.30%	0.60%	0.84%	0.82%	0.06%	0.00%
Return on average tangible common equity
(excluding merger related-charges)	15.64%	15.64%	15.81%	15.31%	15.44%	15.56%

Total average assets	$9,305,941	8,851,978	8,565,341	7,514,633	6,319,712	6,102,523

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt restructurings include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.).  All of these loans continue to accrue interest at the contractual rate.

6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately).  Additionally, loans rated "8" or worse that are not nonperforming or restructured loans are considered potential problem loans.  Generally, consumer loans are not subjected to internal risk ratings. This average is for PNFP legacy loans only.

7. Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
8. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to total assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
Tier one common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of tier 1 capital as a percentage of total risk-weighted assets.
9. Book value per share computed by dividing total stockholders' equity less preferred stock and common stock warrants by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000.
The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13. Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end. Associate retention rate does not include associates at acquired institutions displaced by merger.

14. Employment and unemployment data is from BERC- MTSU & Bureau of Labor Statistics.  Labor force data is seasonally adjusted.  The most recent quarter data presented is as of the most recent month that data is available as of the release date.  Historical data is subject to update by the BERC- MTSU & Bureau of Labor Statistics. Historical data is presented based on the most recently reported data available by the BERC- MTSU & Bureau of Labor Statistics.  The Nashville home data is from the Greater Nashville Association of Realtors.

15.  Adjusted pre-tax, pre-provision income excludes the impact of investment gains and losses on sales and impairments, net as well as other real estate owned expenses, FHLB restructuring charges and merger related expenses.

16. Represents one month's supply of homes currently listed with MLS based on current sales activity in the Nashville MSA.
17. Represents investment gains (losses) on sales and impairments, net occurring as a result of both credit losses and losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.

18. The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months fully diluted earnings per share as of the dividend declaration date.
19. Earnings from equity method investment includes the impact of the issuance of subordinated debt as well as the funding costs of the overall franchise. Income tax expense is calculated using statutory tax rates.

20. Tax effect calculated using the blended statutory rate of 39.23% for all periods presented.